November 24, 2014



SECURITIES  EXCHANGE
COMMISSION
450 Fifth Street, NW
Washington, DC 20549



Attn. Document Control



RE	American Depositary
Shares
evidenced by the
American
Depositary Receipts of
         British Sky
Broadcasting
Group plc
Form F-6 File No 333-
101510



Ladies and Gentlemen

Pursuant to Rule 424b3
under the Securities
Act of
1933, as amended, on
behalf
of The Bank of New York
Mellon, as Depositary
for
securities against
which
American Depositary
Receipts ADRs are to be
issued, we attach a
copy of
the new prospectus
Prospectus reflecting
the
change in name from
British
Sky Broadcasting Group
plc
to Sky plc.
As required by Rule
424e,
the upper right hand
corner
of the Prospectus cover
page
has a reference to Rule
424b3 and to the file
number
of the registration
statement
to which the Prospectus
relates.

Pursuant to Section III
B of
the General
Instructions to
the Form F-6
Registration
Statement, the
Prospectus
consists of the ADR
certificate for British
Sky
Broadcasting Group plc.
The
Prospectus has been
revised
to reflect the new name
 Sky plc.
Please contact me with
any
questions or comments
at
212 815-2221.
Sandra Bruno
Senior Associate
The Bank of New York
Mellon - ADR Division


Encl.
CC Paul Dudek, Esq.
Office
of International
Corporate
Finance








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